Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of STI Classic Funds:

In planning and performing our audit of the financial statements of STI Classic Funds (the Trust) as of and for the year ended
March 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.
Accordingly, we express no such opinion.The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A trusts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the trusts ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote l ikelihood that a misstatement of the trusts annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiency in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2006.

The Trust did not maintain effective controls over the accuracy of certain financial highlight data in the Trusts annual report. Specifically, the Trust did not maintain controls to ensure that data reported from the investment system was accurately transferred to the financial statements. This control deficiency resulted in audit adjustments to the March 31, 2006 financial statements on four portfolios of the Trust. Further, this control deficiency could result in a misstatement to total return that would result in a material misstatement of the Trusts financial statements that would not be prevented or detected.

This report is intended solely for the information and use of management and the Board of Trustees of STI Classic Funds and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 25, 2006